WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use of our report dated January 25, 1995 on the financial statements and financial highlights of Colonial Newport Tiger Fund (formerly Newport Tiger Fund), a series of shares of Colonial Trust VII. Such financial statements and financial highlights appear in the 1994 Annual Report to Shareholders which are incorporated by reference in the Statement of Additional Information filed in the Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of Colonial Trust VII. We also consent to the references to our Firm in such Registration Statement and Prospectus.



                                               TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 24, 1998



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